UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                            ------------------------

                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of Earliest Event Reported):
                                February 15, 2008

                               ROGERS CORPORATION
               (Exact name of Registrant as specified in Charter)

         Massachusetts                   1-4347                   06-0513860
(State or Other Jurisdiction    (Commission File Number)       (I.R.S. Employer
       of Incorporation)                                     Identification No.)

       One Technology Drive, P.O. Box 188, Rogers, Connecticut 06263-0188
              (Address of Principal Executive Offices and Zip Code)

                                 (860) 774-9605
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 204.13e-4(c))

================================================================================

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Item 5.02 Departure of Directors or Principal Executive Officer; Election of
Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On February 15, 2008, Rogers Corporation (the "Company") announced that Leonard R. Jaskol has decided not to stand for re-election to the Board of Directors at the Company's next Annual Meeting of Shareholders to be held on May 9, 2008. Mr. Jaskol has served on the Board of Directors since 1992, longer than any other current Director. After 15 years on the Board, Mr.
Jaskol, who turns 71 this year, has decided to devote his time to other pursuits.

Also on February 15, 2008, the Company announced that Leonard M. Baker would be retiring as a Director of the Company, effective as of May 9, 2008, the date of the Company's next Annual Meeting of Shareholders, in accordance with the Company's retirement age policy as stated in its Corporate Governance Guidelines.


Item 9.01 Financial Statements and Exhibits.

None.



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                  ROGERS CORPORATION


                                                  By: /s/ Dennis M. Loughran
                                                      --------------------------
                                                      Dennis M. Loughran
                                                      Vice President Finance and
                                                      Chief Financial Officer

Date: February 15, 2008